Exhibit 99.1
United States 12 Month Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended April 30, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(683,780)
Unrealized Gain (Loss) on Market Value of Futures	1,892,830
Dividend Income	382
Interest Income	75
ETF Transaction Fees	1,000
Total Income (Loss)	$1,210,507

Expenses
Investment Advisory Fee	$23,664
Brokerage Commissions	833
NYMEX License Fee	772
Non-interested Directors' Fees and Expenses	223
Prepaid Insurance Expense	97
Other Expenses	16,440
Total Expenses	42,029
Expense Waiver	(11,707)
Net Expenses	$30,322
Net Gain (Loss)	$1,180,185

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 4/1/11	$41,129,318
Withdrawals (100,000 Units)	(3,283,337)
Net Gain (Loss)	1,180,185

Net Asset Value End of Period	$39,026,166
Net Asset Value Per Unit (1,100,000 Units)	$35.48

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502